UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 17, 1997


                       COMPUTER MANAGEMENT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

Florida                         0-26622                         59-2264633
(State or other               (Commission                    (IRS Employer
jurisdiction of                File Number)                 Identification No.)
incorporation)




                 8133 Baymeadows Way, Jacksonville, FL  32256
             (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(904)737-8955



                                   N/A
      (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets.


      Acquisition of Miaco Corporation

            On January 16, 1997, Computer Management  Sciences,  Inc., a Florida
corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, Bronco Acquisition, Inc., a Florida corporation and newly-formed, wholly-owned subsidiary of the Registrant (the "Subsidiary"), MIACO Corporation, a Colorado corporation ("Miaco"), and each of the shareholders of Miaco (collectively, the "Shareholders"). The transaction was structured to qualify as a tax-free reverse triangular subsidiary merger under Internal Revenue Code Section 368(a)(1)(E) (the "Merger"). The Merger was effectuated on January 17, 1997, through the filing of Articles of Merger with the Secretary of State of each of Florida and Colorado. Pursuant to the Merger Agreement, the Subsidiary was merged with and into Miaco, with Miaco surviving the Merger as a wholly-owned subsidiary of the Registrant. The Merger was intended to qualify as a "pooling of interests" for financial accounting purposes.

            Pursuant to the Merger, all of the outstanding capital stock of Miaco was exchanged, on a pro rata basis, for 584,080 shares of the common stock of the Registrant (the "Shares"), plus cash in lieu of any fractional shares. An additional 18,074 shares of the common stock of the Registrant are reserved for issuance pursuant to outstanding Miaco stock options assumed by the Registrant.

      As a condition to consummating the Merger, the Registrant and the Shareholders entered into a Restricted Stock and Registration Rights Agreement dated January 16, 1997 (the "Restricted Stock Agreement"). Pursuant to the Restricted Stock Agreement, the Shareholders acknowledged that the Shares being issued pursuant to the Merger are characterized as "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act"), inasmuch as they are being acquired from the Registrant in a transaction not involving a public offering, and, accordingly, that under the Securities Act the Shares may be resold only in limited circumstances. The Shareholders further acknowledged that they were familiar with the Securities and Exchange Commission's Rule 144 and the resale limitations imposed thereby and by the Securities Act. Finally, the Restricted Stock Agreement grants the Shareholders certain "piggy-back" and demand registration rights pursuant to which the Shareholders will be allowed to include the Shares in certain registered public offerings of the Registrant's common stock under limited circumstances.

      As a further condition of the Merger, two key executives of Miaco entered into Employment Agreements with Miaco in connection with the Merger.

      The foregoing description is qualified in its entirety by reference to the Merger Agreement (as filed and listed as Exhibit 2.4 and incorporated herein by reference).

Item 7.  Financial Statements and Exhibits.


      (a) Financial Statements of Business Acquired. No financial statements for Miaco are required to be presented pursuant to Rule 3-05(b)(1)(i) of Regulation S-X because, as to Miaco, none of the thresholds specified in Rule 1-02(w) of Regulation S-X (defining a "significant subsidiary") exceed 20%.

      (b) Pro Forma Financial Information. No pro forma financial information for Miaco is required to be presented pursuant to Rule 11-01 of Regulation S-X because Miaco is not a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X.

      (c)   Exhibits.

      Exhibit Number                Description


          2.4 Agreement and Plan of Merger, dated January 16, 1997, by and among Computer Management Sciences, Inc., Bronco Acquisition, Inc., Miaco Corporation ("Miaco"), and each of the shareholders of Miaco.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              COMPUTER MANAGEMENT SCIENCES, INC.
                              (Registrant)



                              By:  /s/ ANTHONY COLALUCA

                                 Anthony Colaluca, Vice President
                                 and Chief Accounting Officer


                             Date: January 31, 1997